EXHIBIT 99.1

FOR IMMEDIATE RELEASE


NEWS RELEASE
Triad Guaranty Inc.
Nasdaq Symbol: TGIC
www.triadguaranty.com
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Contact: Eric Dana
         Senior Vice President, Chief Financial Officer

         800-451-4872, ext. 1105
         edana@tgic.com

                          TRIAD GUARANTY INC. ANNOUNCES

               CLOSING OF COLLATERAL INVESTMENT CORP. TRANSACTION



WINSTON-SALEM, NC, November 2, 2005 - Triad Guaranty Inc. (Nasdaq: TGIC) today announced that the transaction with Collateral Investment Corp. ("CIC"), previously announced on May 18, 2005, closed yesterday. In the transaction, CIC, which holds approximately 17.4% of the outstanding common stock of Triad, transferred all of its 2,573,551 shares of Triad common stock to the Company in exchange for 2,528,514 newly issued shares of Triad common stock, representing a discount of approximately 1.75% to the Company. CIC has announced plans to liquidate and distribute the newly issued Triad shares, which are subject to transfer restrictions, to its shareholders.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing private mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to buyers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information, please visit the company's web site at http://www.triadguaranty.com.
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